EX.99-77i: Terms of New Securities

Effective January 6, 2009, the Goldman Sachs Mid Cap Value Fund commenced offering Class R Shares, and the Goldman Sachs Strategic Growth Fund commenced offering Class R and Class IR Shares.

The terms of the Class R Shares for the Goldman Sachs Mid Cap Value Fund, and the terms of the Class R and Class IR Shares for the Goldman Sachs Strategic Growth Fund are described in Post-Effective Amendment No. 214 to the Goldman Sachs Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on January 5, 2009 (Accession No. 0000950123-09-000063). Amendment No. 52 to the Goldman Sachs Trust Agreement and Declaration of Trust, dated November 13, 2008 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(53) to Post Effective Amendment No. 217 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on February 27, 2009 (Accession No. 0000950123-09-003676).